Exhibit 99.1

Interval Leisure Group Reports Second Quarter 2011 Results and authorized share repurchase program

MIAMI, August 04, 2011 (BUSINESS WIRE) —Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended June 30, 2011.

SECOND QUARTER 2011 HIGHLIGHTS

• ILG Board of Directors authorized a $25 million share repurchase program

• ILG consolidated revenue increased by 3.9% year over year, driven by a 26.2% increase in Management and Rental segment revenue

• Interval Network new member volume grew by 13.4% year-to-date compared to 2010

• Interval International added 11 new resort affiliations

• Free cash flow of $50.7 million year to date

“Throughout the second quarter, we maintained our commitment to investing in ILG for future success. As such, we have determined that a stock repurchase program is an effective way to utilize our strong balance sheet and demonstrate our confidence in the long-term value of Interval Leisure Group.” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group.

“During the second quarter, ILG’s total consolidated revenue increased by nearly 4%.  The Membership and Exchange segment results reflect continued pressure from increased expenses and inventory mix.  However, our new offerings, Platinum membership and Club Interval Gold, gained traction with our members and developer clients.  At the same time, the Management and Rental segment reported another quarter of substantial year over year growth,” Nash added. “We are confident that Interval Leisure Group is positioned to strengthen its role as an industry leader and we will continue to strategically deploy capital to invest in the growth of our business.”

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

	Three Months Ended June 30,		Quarter Over Quarter
Metrics	2011	2010	Change
Revenue	$105.6	$101.6	3.9%
Membership and Exchange revenue	$87.4	$87.2	0.2%
Management and Rental revenue	$18.2	$14.4	26.2%
Gross profit	$70.2	$70.1	0.2%
Net income attributable to common stockholders	$7.5	$11.3	(33.7)%
Diluted EPS	$0.13	$0.20	(35.0)%
EBITDA*	$34.9	$38.6	(9.6)%

Balance sheet data	June 30, 2011	December 31, 2010
Cash and cash equivalents	$210.1	$180.5
Debt	$348.8	$357.6

	Six Months Ended June 30,
Cash flow data	2011	2010
Net cash provided by operating activities	$56.8	$59.3
Free cash flow*	$50.7	$51.1

* “EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Discussion of Results

Second Quarter 2011 Consolidated Operating Results

Consolidated revenue for the second quarter ended June 30, 2011 was $105.6 million, an increase of 3.9% from $101.6 million for the second quarter of 2010. The increase was driven primarily by the incremental revenue contribution from the acquisition of Trading Places International (TPI).

Net income for the three months ended June 30, 2011 was $7.5 million, a decrease of 33.7% from net income of $11.3 million for the same period of 2010. The year over year decline reflects a $6.1 million decrease in Membership and Exchange segment pre-tax income which includes a $2.1 million unfavorable foreign currency exchange related impact. The remaining decrease primarily relates to an increase of $1.0 million in compensation and other employee related costs mostly due to the acquisition of TPI, $0.8 million increase in the cost of Getaway sales due to inventory mix changes, and increases of $0.8 million in depreciation and $0.6 million in IT costs (including non-capitalized IT expenses) predominantly related to the fourth quarter 2010 iServices deployment. These items were partly offset by a reduction in consolidated income tax expense. Diluted earnings per share were $0.13 compared to diluted earnings per share of $0.20 for the same period of 2010.

EBITDA was $34.9 million for the quarter ended June 30, 2011, compared to EBITDA of $38.6 million for the same period of 2010.

Business Segment Results

Membership and Exchange

Membership and Exchange segment revenue for the three months ended June 30, 2011 was $87.4 million, relatively flat with the comparable period in 2010.

For the second quarter of 2011, transaction and membership fee revenue were $47.7 million and $32.5 million, respectively, a decrease of 1.3% and an increase of 0.3% over the same period in 2010.

Total active members at June 30, 2011 of 1.81 million were relatively flat compared to total active members at June 30, 2010.  New member enrollments for the first half of 2011 increased by 13.4% compared to the same period last year.

Average revenue per member for the second quarter of 2011 was $45.24, comparable to the second quarter of 2010. During the second quarter of 2011, Interval International affiliated 11 new vacation ownership resorts in 10 international markets.

Membership and Exchange segment EBITDA was $34.3 million in the second quarter, a decline of 10.6% from the segment’s EBITDA of $38.3 million in 2010.  Membership and Exchange segment EBITDA reflects a $0.8 million increase in the cost of Getaway sales due to inventory mix changes, lower operating foreign currency net gains of $1.0 million and approximately $0.4 million of higher non-capitalized expenses related to iServices following its implementation in the fourth quarter of 2010.

Management and Rental

Management and Rental segment revenue for the three months ended June 30, 2011, was $18.2 million, including $6.8 million of management fee and rental revenue (defined below). Year-over-year, management fee and rental revenue grew by 57.3%. The improvement was primarily driven by an increase in revenue per available room (“RevPAR”) at Aston and the acquisition of TPI.  Aston RevPAR for the quarter ended June 30, 2011 was $95.12 compared to $81.24 for the same period in 2010, resulting from both an 11.6% higher average daily rate (ADR) and a 4.9% improvement in occupancy rates in the second quarter.

In the second quarter of 2011, Management and Rental segment EBITDA was $0.6 million, compared to $0.2 million in the prior year period.  Segment EBITDA benefitted from an 11.7% increase in room revenue and the inclusion of TPI, which more than offset an increase of $0.4 million in fees associated with an Aston legal proceeding that settled in July 2011.

Capital Resources and Liquidity

As of June 30, 2011, ILG’s cash and cash equivalents totaled $210.1 million, compared to $180.5 million as of December 31, 2010. The Company’s total debt outstanding was $348.8 million, net of unamortized bond discount, as of June 30, 2011. During the current quarter, the Company made a $5 million voluntary prepayment of principal on its term loan, for a total of $10 million in 2011.

For the six months ended June 30, 2011, ILG’s capital expenditures totaled $6.0 million, or 2.7% of revenue, net cash provided by operating activities was $56.8 million and free cash flow (defined below) was $50.7 million. Total interest paid, net of amounts capitalized, during the six month period was $15.4 million.

Share Repurchase Program

Effective August 3, 2011, the Board of Directors of Interval Leisure Group has authorized a stock repurchase program that enables the Company to purchase up to $25 million of its common stock. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. Repurchases may be conducted in the open market or through privately negotiated transactions. This program may be modified, suspended or terminated by Interval Leisure Group at any time without notice.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, EBITDA (with certain additional adjustments) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the second quarter 2011, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (800) 599-9816 (toll-free domestic) or (617) 847-8705 (international); participant passcode: 66443827. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s Web site at www.iilg.com. A replay of the call will be available for 10 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (888) 286-8010  (toll-free domestic) or (617) 801-6888 (international); passcode: 62407748. The webcast will be archived on ILG’s Web site for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. ILG is headquartered in Miami, Florida, and has more than 2,800 employees worldwide.

The company’s primary business segment is Membership and Exchange, which offers travel and leisure-related products and services to approximately 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, is celebrating 35 years as a leader in vacation ownership exchange. With offices in 15 countries, it operates the Interval Network of about 2,600 resorts in more than 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks.

ILG also has a Management and Rental business segment that includes Aston Hotels & Resorts and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as vacation rental services, to travelers and property owners at over 45 locations in North America.

More information about the Company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively and successfully introduce new products and services; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$105,554	$101,602	$222,537	$215,440
Cost of sales	35,333	31,522	72,856	65,703
Gross profit	70,221	70,080	149,681	149,737
Selling and marketing expense	14,042	13,125	27,874	26,656
General and administrative expense	24,160	20,931	48,475	43,221
Amortization expense of intangibles	6,805	6,575	13,618	13,150
Depreciation expense	3,397	2,601	6,687	5,049
Operating income	21,817	26,848	53,027	61,661
Other income (expense):
Interest income	266	125	387	203
Interest expense	(9,140)	(9,170)	(18,106)	(18,184)
Other income (expense), net	(570)	441	(1,730)	(293)
Total other expense, net	(9,444)	(8,604)	(19,449)	(18,274)
Earnings before income taxes and noncontrolling interest	12,373	18,244	33,578	43,387
Income tax provision	(4,875)	(6,927)	(12,882)	(16,657)
Net income	7,498	11,317	20,696	26,730
Net loss attributable to noncontrolling interest	4	3	1	3
Net income attributable to common stockholders	$7,502	$11,320	$20,697	$26,733

Earnings per share attributable to common stockholders:
Basic	$0.13	$0.20	$0.36	$0.47
Diluted	$0.13	$0.20	$0.36	$0.46
Weighted average number of common stock outstanding:
Basic	57,472	56,886	57,330	56,756
Diluted	58,311	57,735	58,198	57,585

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$210,139	$180,502
Deferred membership costs	12,672	11,775
Prepaid income taxes	7,381	8,539
Other current assets	77,706	71,930
Total current assets	307,898	272,746
Goodwill and intangible assets, net	594,879	608,497
Deferred membership costs	14,777	16,108
Other non-current assets	91,442	81,033
TOTAL ASSETS	$1,008,996	$978,384

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$11,543	$11,302
Deferred revenue	102,101	94,651
Other current liabilities	76,379	73,165
Total current liabilities	190,023	179,118
Long-term debt, net of current portion	348,796	357,576
Deferred revenue	126,165	124,928
Other long-term liabilities	94,147	95,131
Redeemable noncontrolling interest	418	419
TOTAL STOCKHOLDERS’ EQUITY	249,447	221,212
TOTAL LIABILITIES AND EQUITY	$1,008,996	$978,384

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net income	$20,696	$26,730
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	13,618	13,150
Amortization of debt issuance costs	925	1,332
Depreciation expense	6,687	5,049
Accretion of original issue discount	1,220	1,099
Non-cash compensation expense	5,906	5,045
Deferred income taxes	504	796
Excess tax benefits from stock-based awards	(1,272)	(965)
Changes in assets and liabilities	8,482	7,048
Net cash provided by operating activities	56,766	59,284
Cash flows from investing activities:
Changes in restricted cash	—	372
Capital expenditures	(6,040)	(8,231)
Investment in loans receivable	(14,500)	—
Net cash used in investing activities	(20,540)	(7,859)
Cash flows from financing activities:
Principal payments on term loan	(10,000)	(20,000)
Other, net	(653)	(340)
Net cash used in financing activities	(10,653)	(20,340)
Effect of exchange rate changes on cash and cash equivalents	4,064	(2,994)
Net increase in cash and cash equivalents	29,637	28,091
Cash and cash equivalents at beginning of period	180,502	160,014
Cash and cash equivalents at end of period	$210,139	$188,105

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$15,388	$15,475
Income taxes, net of refunds	$10,430	$15,975

OPERATING STATISTICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	% Change	2010	2011	% Change	2010
Membership and Exchange
Total active members at end of period (000’s)	1,806	(0.4)%	1,814	1,806	(0.4)%	1,814
Average revenue per member	$45.24	(0.6)%	$45.51	$95.42	(1.5)%	$96.85

Management and Rental
Available room nights (000’s)	391	(4.6)%	410	766	(4.2)%	800
RevPAR	$95.12	17.1%	$81.24	$110.37	20.3%	$91.75

ADDITIONAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	% Change	2010	2011	% Change	2010
	(Dollars in thousands)			(Dollars in thousands)
Membership and Exchange
Transaction revenue	$47,652	(1.3)%	$48,271	$104,029	(3.0)%	$107,279
Membership fee revenue	32,521	0.3%	32,434	65,111	0.3%	64,909
Ancillary member revenue	1,803	(15.9)%	2,145	3,781	(13.6)%	4,377
Total member revenue	81,976	(1.1)%	82,850	172,921	(2.1)%	176,565
Other revenue	5,375	24.1%	4,332	10,858	33.1%	8,158
Total revenue	$87,351	0.2%	$87,182	$183,779	(0.5)%	$184,723

Management and Rental
Management fee and rental revenue	$6,818	57.3%	$4,334	$15,746	52.6%	$10,318
Pass-through revenue	11,385	12.9%	10,086	23,012	12.8%	20,399
Total revenue	$18,203	26.2%	$14,420	$38,758	26.2%	$30,717
Management and Rental gross margin	20.2%	25.4%	16.1%	24.2%	24.8%	19.4%
Management and Rental gross margin without pass-through revenue	54.1%	0.6%	53.7%	59.5%	3.2%	57.6%

RECONCILIATIONS OF NON-GAAP MEASURES

	Six Months Ended June 30,
	2011	% Change	2010
	(Dollars in thousands)

Net cash provided by operating activities	$56,766	(4.2)%	$59,284
Less: Capital expenditures	(6,040)	(26.6)%	(8,231)
Free cash flow	$50,726	(0.6)%	$51,053

	Three Months Ended June 30,
	2011			2010
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

EBITDA	$34,267	$612	$34,879	$38,327	$248	$38,575
Amortization expense of intangibles	5,425	1,380	6,805	5,257	1,318	6,575
Depreciation expense	3,162	235	3,397	2,383	218	2,601
Non-cash compensation expense	2,622	238	2,860	2,365	186	2,551
Operating income (loss)	$23,058	$(1,241)	21,817	$28,322	$(1,474)	26,848
Interest income			266			125
Interest expense			(9,140)			(9,170)
Other non-operating income (expense), net			(570)			441
Income tax provision			(4,875)			(6,927)
Net income			7,498			11,317
Net loss attributable to noncontrolling interest			4			3
Net income attributable to common stockholders			$7,502			$11,320

	Six Months Ended June 30,
	2011			2010
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

EBITDA	$75,673	$3,565	$79,238	$82,841	$2,064	$84,905
Amortization expense of intangibles	10,849	2,769	13,618	10,514	2,636	13,150
Depreciation expense	6,189	498	6,687	4,643	406	5,049
Non-cash compensation expense	5,383	523	5,906	4,666	379	5,045
Operating income (loss)	$53,252	$(225)	53,027	$63,018	$(1,357)	61,661
Interest income			387			203
Interest expense			(18,106)			(18,184)
Other non-operating expense, net			(1,730)			(293)
Income tax provision			(12,882)			(16,657)
Net income			20,696			26,730
Net loss attributable to noncontrolling interest			1			3
Net income attributable to common stockholders			$20,697			$26,733

Glossary of Terms

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period which excludes all rooms under renovation.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense of intangibles, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with  management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations,

305-925-7302

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, Corporate Communications,

305-925-7267

Chris.Boesch@intervalintl.com